Exhibit 32.1

        Each of Patrick K. Gill, Chief Executive Officer, and James A. Luyk, Chief Financial Officer, of OAK Financial Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of OAK Financial Corporation.

Dated: March 10, 2006

/s/ Patrick K. Gill —————————————— Patrick K. Gill Chief Executive Officer /s/ James A. Luyk —————————————— James A. Luyk Chief Financial Officer and Chief Operating Officer

A signed original of this certification has been provided to OAK Financial Corporation and will be retained by OAK Financial Corporation and furnished to the Securities and Exchange Commission upon request.